SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

AUGUST 14, 2008

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

INERGY HOLDINGS, L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(a) Delaware	0-51304	43-1792470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 14, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Inergy Holdings GP, LLC, the general partner of Inergy Holdings, L.P. (the “Partnership”), approved an amendment to the Inergy Holdings, L.P. Long Term Incentive Plan (the “Plan”). The amendment provides that the maximum number of common units that may be delivered with respect to Awards (as defined in the Plan) shall increase automatically on the first business day of the Partnership’s fiscal year, commencing October 1, 2008, to equal 10% of the Partnership’s total common units outstanding as of such date. The Committee shall have the right in its reasonable discretion to accelerate the date of the annual automatic increase in the event of a merger, acquisition or other significant transaction involving the Partnership. The Inergy Holdings, L.P. Long Term Incentive Plan (as amended and restated August 14, 2008) is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
10.1	Inergy Holdings, LP Long Term Incentive Plan (as amended and restated August 14, 2008)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY HOLDINGS, L.P.

	By:	INERGY HOLDINGS GP, LLC, Its General Partner

Date: August 15, 2008	/s/ Laura L. Ozenberger

Laura L. Ozenberger
Sr. Vice President - General Counsel and Secretary